                                         Selected Financial Data

                             Five Year Comparative Financial Information
                               (In Thousands, Except per Share Data)

                                                       DECEMBER 31,
Summary of Operations                 1996      1995      1994      1993      1992
                                      ____      ____      ____      ____      ____
Interest income:
Interest and fees on loans           $ 3,756   $ 3,505   $ 3,171   $ 3,305   $ 3,400
Interest on investment securities:
 Taxable                               1,189     1,187     1,302     1,383     1,650
 Tax-exempt                               64        63        63        63        36
Dividends                                  9         8         8         8         8
Interest on federal funds sold           193       192       129       104       110
                                     _______   _______   _______   _______   _______
Total Interest Income                  5,211     4,955     4,673     4,863     5,204

Interest expense:
Interest on deposits                   2,174     2,038     1,892     2,142     2,628
Interest on borrowed funds                 0         0         0         0         0
                                     _______   _______   _______   _______   _______
Total Interest Expense                 2,174     2,038     1,892     2,142     2,628
                                     _______   _______   _______   _______   _______
Net Interest Income                    3,037     2,917     2,781     2,721     2,576

Provision for loan losses                 75       120        80        60        60
                                     _______   _______   _______   _______   _______
Net interest income after provision
 for loan losses                       2,962     2,797     2,701     2,661     2,516
Other income                             316       239       307       357       266
Other expense                          2,197     2,155     2,175     2,131     1,983
Applicable income taxes                  334       269       253       273       258
Cumulative effect of accounting
 change                                    0         0         0        11         0
                                     _______   _______   _______   _______   _______
Net Income                           $   747   $   612   $   580   $   625   $   541
                                     _______   _______   _______   _______   _______
Per share data:
Net income                           $  1.59   $  1.28   $  1.22   $  1.31   $  1.14
Dividends declared                      0.45      0.37      0.39      0.38      0.34
Shareholders' equity, end of year      7,817     7,429     6,574     6,495     6,049

Financial Highlights:
Total assets                         $68,206   $66,140   $64,903   $67,357   $67,177
Total deposits                        59,877    58,625    60,878    60,805    60,802
Total shareholders' equity             7,817     7,429     6,574     6,495     6,049

Return on average assets                1.10%     0.93%     0.85%     0.91%     0.85%
Return on average shareholders'
 equity                                 9.82%     8.67%     8.90%     9.76%     9.19%
Dividend payment ratio on common
   stock                               27.71%    29.08%    32.07%    29.11%    30.31%
Average equity to average assets
 ratio                                 11.23%    10.71%     9.57%     9.29%     9.28%


                                            Selected Financial Data

                                           Quarterly Earnings Summary

The following is a summary of the quarterly results of operations for the years ended December 31, 1996 and 1995:

                                    (In Thousands, Except per Share Amounts)

                                     March 31,            June 30,         September 30,       December 31,

                                   1996     1995       1996     1995       1996     1995       1996     1995
                                   ____     ____       ____     ____       ____     ____       ____     ____
Interest Income:
 Interest and fees
  on loans                        $  923   $  868     $  933   $  830     $  949   $  884     $  951   $  923
 Interest on investment
  securities:
  Taxable                            280      288        307      298        300      304        302      297
  Tax-exempt                          16       16         15       10         21       16         12       21
 Dividends                             0        0          4        4          0        0          5        4
 Interest on federal funds sold       52       26         41       40         42       51         58       75
                                  ______   ______     ______   ______     ______   ______     ______   ______
  Total Interest Income           $1,271   $1,198     $1,300   $1,182     $1,312   $1,255     $1,328   $1,320

Interest Expense:
 Interest on deposits                531      467        541      509        547      528        555      534
                                  ______   ______     ______   ______     ______   ______     ______   ______
  Total Interest Expense             531      467        541      509        547      528        555      534

Net interest income                  740      731        759      673        765      727        773      786
Provision for loan losses             23       30         22       30         20       30         10       30
                                  ______   ______     ______   ______     ______   ______     ______   ______
Net interest income after
 provision for loan losses           717      701        737      643        745      697        763      756
Net gain/losses on investment
 securities                            0      (38)         0        0          0        0          0        0
Other income                          79       62         82       60         77       72         78       83
Other expense                        516      540        583      558        523      505        575      552
                                  ______   ______     ______   ______     ______   ______     ______   ______
Income before income taxes           280      185        236      145        299      264        266      287

Applicable income tax                 88       55         72       43         93       82         81       89
                                  ______   ______     ______   ______     ______   ______     ______   ______
Net Income                        $  192   $  130     $  164   $  102     $  206   $  182     $  185   $  198
                                  ______   ______     ______   ______     ______   ______     ______   ______
Per share:
 Net income                       $ 0.41   $ 0.27     $ 0.34   $ 0.21     $ 0.44   $ 0.40     $ 0.40   $ 0.40
 Dividends declared               $ 0.00   $ 0.00     $ 0.15   $ 0.13     $ 0.00   $ 0.00     $ 0.30   $ 0.24

                                                TABLE 1

                                                1996                               1995                    1994
                                                ____                               ____                    ____
                                                   Increase                           Increase
Funding Uses and Sources            Average       (Decrease)           Average       (Decrease)           Average
(Dollar Amounts in Thousands)       Balance    Amount    Percent       Balance    Amount    Percent       Balance
                                    _______    ______    _______       _______    ______    _______       _______
Funding uses:
  Loans                             $39,556    $ 2,012      5.4%       $37,544    $ 1,319      3.6%       $36,225
  Taxable investment securities      19,734       (707)    (3.5)        20,441     (3,425)   (14.4)        23,866
  Nontaxable investment securities    1,223         34      2.9          1,189         (7)    (0.6)         1,196
  Equity securities                     146          0      0.0            146          0      0.0            146
  Federal funds sold                  3,678        261      7.6          3,417        239      7.5          3,178
  Other                               3,409        232      7.3          3,177       (292)    (8.4)         3,469
                                    _______    _______     ____        _______    _______     ____        _______
  Total Uses                        $67,746      1,832      2.8%       $65,914     (2,166)    (3.2%)      $68,080
                                    _______    _______     ____        _______    _______     ____        _______
Funding sources:
  Demand deposits                   $ 6,474      1,385     27.2%       $ 5,089       (156)    (3.0%)      $ 5,245
  Savings deposits                   25,668     (2,171)    (7.8)        27,839     (3,246)   (10.4)        31,085
  Time deposits                      27,735      2,038      7.9         25,697        653      2.6         25,044
  Other                               7,869        580      8.0          7,289        583      8.7          6,706
                                    _______    _______     ____        _______    _______     ____        _______
  Total Sources                     $67,746      1,832      2.8%       $65,914     (2,166)    (3.2%)      $68,080
                                    _______    _______     ____        _______    _______     ____        _______



                                             TABLE 2

                                          Loan Portfolio
                                   (Dollar Amounts in Thousands)
                                           December 31,

                                 1996      1995      1994      1993      1992
                                 ____      ____      ____      ____      ____
 Commercial                     $ 1,585   $ 1,794   $ 2,612   $ 2,238   $ 2,458
 Commercial real estate           9,285     8,241     6,862     6,777     6,553
 Residential real estate         23,080    21,433    20,115    19,896    19,881
 Consumer                         6,046     6,132     6,476     5,982     7,083
 Tax-exempt                       1,533       798     1,013     1,123       338
 All other                           11         4         9        12        28
                                _______   _______   _______   _______   _______

 Total Gross Loans              $41,540   $38,402   $37,087   $36,028   $36,341


     The following table shows the scheduled repricing of principal categorized by type of loan.

                                          Repricing
                                          _________

                                          After One
                             Within       But Within     After
                             One Year     Five Years     Five Years     Total
                             ________     __________     __________     _____
Fixed rate:
 Commercial                  $   277       $   997        $ 2,296      $ 3,570
 Agri-Line loan                   64             0              0           64
 Residential real estate         435           419          1,299        2,153
 Consumer                        594         3,489            897        4,980
 Tax exempt                    1,145           387              0        1,532
                             _______       _______        _______      _______
Total fixed rate             $ 2,515       $ 5,292        $ 4,492      $12,299


Variable rate:
 Commercial                  $ 6,724       $ 2,536        $    52      $ 9,312
 Agri-Line loan                  140             0              0          140
 Residential real estate      12,908         3,956          1,909       18,773
 Consumer                        947             0              0          947
                             _______       _______        _______      _______
Total loans                  $23,234       $11,784        $ 6,453      $41,471
                             _______       _______        _______      _______

Loan repricing is shown net of net deferred loan origination fees of $69,000.



                                                 TABLE 3

                                           Non-performing loans
The following table shows information regarding past-due, non-accrual, and renegotiated troubled debt.

                                      (Dollar Amounts in Thousands)

                                                1996      1995      1994      1993      1992
                                                ____      ____      ____      ____      ____
 Impaired loans                                 $ 23      $  0      $  0      $  0      $  0
 Loans accounted for on a non-accrual basis      196       336        25        49        44
 Accruing loans which are contractually past
 due 90 days or more as to prin-
 cipal or interest payments                      125        57       162        31       188
 Renegotiated troubled debt                        0         0         0         0         0
 Other real estate                                 0         0        26        23         0

 Non-performing assets to:
 Total assets                                   0.50%     0.59%     0.28%     0.15%     0.35%
   Total loans and other real estate            0.83%     1.04%     0.50%     0.29%     0.64%



                                                      TABLE 4

                                    Analysis of the Allowance for Loan Losses
                                            (Dollar Amounts in Thousands)

                                                  Year Ended December 31

                                         1996     1995     1994     1993     1992
                                         ____     ____     ____     ____     ____
Allowance for loan losses at
 beginning of year                       $483     $465     $469     $450     $485
Loans charged off:
 Commercial                                 0      106       17        2       92
 Installment loans to individuals          48       24       84       26       18
 Credit card loans to individuals          20        6        8       15       12
 Real estate loans                          0        0        0       26        0
                                         ____     ____     ____     ____     ____
   Total Charge-offs                       68      136      109       69      122
                                         ____     ____     ____     ____     ____
Recovery of loans charged off:
 Commercial                                 0       25        6        5       25
 Installment loans to individuals          13        7       15       18        0
 Credit card loans to individuals           3        1        4        5        2
 Real estate loans                          2        1        0        0        0
                                         ____     ____     ____     ____     ____
 Total Recoveries                          18       34       25       28       27
                                         ____     ____     ____     ____     ____
Net (charge-offs) recoveries              (50)    (102)     (84)     (41)     (95)
Provisions charged to operations           75      120       80       60       60
                                         ____     ____     ____     ____     ____
Balance at end of period                 $508     $483     $465     $469     $450
                                         ____     ____     ____     ____     ____
Ratio of net (charge-offs) recoveries
 during the period to average loans
 outstanding during that period         (0.13%)  (0.27%)  (0.23%)  (0.11%)  (0.27%)
Average allowance to average loans
 outstanding                             1.27%    1.26%    1.27%    1.34%    1.44%



                                              TABLE 5

                                  Security Maturities and Yields
                                   (Dollar Amounts in Thousands)

                                                 Maturity Schedule

                                                After One             After Five
                         Within                 But Within            But Within            After
                         One Year               Five Years            Ten Years             Ten Years
                         _______________        _______________       _______________       _______________
                         PAR                    PAR                   PAR                   PAR
                         VALUE     YIELD        VALUE     YIELD       VALUE     YIELD       VALUE     YIELD

U.S. Treasury            $ 4,000    6.12%       $ 8,600    6.40%      $  -       0.00%      $  -       0.00%
State and municipal
     obligations             100    5.00%         1,160    5.26%         -       0.00%         -       0.00%
Mortgage backed
     securities              -      0.00%           920    6.97%         928     5.51%         -       0.00%
Other debt securities      2,000    6.12%         2,705    5.14%         -       0.00%         -       0.00%
Equity investments           -                      -                    -                       8     4.75%
                         _______                _______               ______                ______
Total                    $ 6,100                $13,385               $  928                $    8
                         _______                _______               ______                ______
Tax equivalent
   adjustment for
   calculation for
   yield <F1>            $     2                $    21               $    0                 $   0
                         _______                _______               ______                ______

<F1>
Weighted average yields on tax-exempt obligations have been computed on a fully tax-equivalent basis
                                                                                  assuming a tax rate of 34%.


                                                TABLE 6

                                        Agency Structured Notes
                                     (Dollar Amounts in Thousands)

                                             December 31, 1996

                                                    Gross          Gross          Net
                                MARKET            Unrealized     Unrealized     Unrealized
               COST      %      VALUE      %        Gains          Losses       Gains/Losses        %
               __________________________________________________________________________________________
CMO's          $   950    4.58%  $   924    4.46%    $  -           $  (26)       $  (26)        144.44%
All other       19,807   95.42%   19,815   95.54%        136          (128)            8         (44.44%)
               _______  ______   _______  ______     _______        ______        ______         ______
   Total       $20,757  100.00%  $20,739  100.00%    $   136        $ (154)       $  (18)        100.00%

                                         December 31, 1995

                                                    Gross          Gross           Net
                                MARKET            Unrealized     Unrealized     Unrealized
               COST      %      VALUE      %        Gains          Losses       Gains/Losses        %
               ___________________________________________________________________________________________
CMO's          $ 1,364    6.67%  $ 1,338    6.53%    $  -           $  (26)       $  (26)        (42.62%)
All Other       19,073   93.33%   19,160   93.47%        216          (129)           87         142.62%
               _______  ______   _______  ______     _______        ______        ______         ______
   Total       $20,437  100.00%  $20,498  100.00%    $   216        $ (155)       $   61         100.00%



                                        TABLE 7

                            Agency Structured Notes Maturity
                             (Dollar Amounts in Thousands)

                                   December 31, 1996

                    Due in       Due in        Due in      Due in
                    One Year   One to Five   Five to Ten     Over
                    or Less       Years         Years      Ten Years
                    ________________________________________________
CMO's                $     0    $     0       $     0       $   950
All Other              6,105     13,556             0           146
                     _______    _______       _______       _______
 Total               $ 6,105    $13,556       $     0       $ 1,096
                     _______    _______       _______       _______

Weighted average lives used to determine maturities of CMO's.


                                  December 31, 1995

                   Due in       Due in        Due in       Due in
                   One Year   One to Five   Five to Ten     Over
                   or Less       Years        Years       Ten Years
                   ________________________________________________
CMO's               $     0    $     0       $     0       $ 1,364
All Other             8,442     10,485             0           146
                    _______    _______       _______       _______
 Total              $ 8,442    $10,485       $     0       $ 1,510
                    _______    _______       _______       _______

Weighted average lives used to determine maturities of CMO's.


                                                  TABLE 8

                                                  Deposits
                       The monthly average amount of deposits are summarized below:
                                         (Dollar Amounts in Thousands)

                                               Year Ended December 31,

                                     1996                 1995                1994
                               _________________    _________________   _________________
                                         Cost of              Cost of             Cost of
                               Amount     Funds     Amount     Funds    Amount     Funds
                               ______     _____     ______     _____    ______     _____
Non-interest bearing deposits  $ 6,474    0.00%     $ 5,089    0.00%     $ 5,245   0.00%
NOW & MMDA deposits              9,568    3.00        9,353    3.14        9,826   2.98
Savings deposits                16,100    2.61       18,486    2.50       21,259   2.68
Time deposits                   27,735    5.29       25,697    4.99       25,044   4.11
                               _______    ____      _______    ____      _______   ____
  Total Deposit                $59,877    3.63%     $58,625    3.48%     $61,374   3.08%
                               _______    ____      _______    ____      _______   ____

Maturities of time deposits of $100,000 or more (in thousands) outstanding are summarized as follows:

                                    December 31, 1996
3 months or less                         $1,648
Over 3 through 12 months                  1,106
Over one year through 5 years             1,241
                                         ______
                                         $3,995
                                         ______

                                    TABLE 9
                                Capital Resources

                                            Year Ended December 31,
                                           1996      1995      1994
                                           ____      ____      ____
Return on average assets                    1.10%     0.93%     0.85%
Dividend payout ratio                      27.71%    29.08%    32.07%
Average equity to average assets ratio     11.23%    10.71%     9.57%

Return on average equity                    9.82%     8.67%     8.90%
 Times
Earnings retained                          72.29%    70.92%    67.93%
 Equals
Internal capital growth                     7.10%     6.15%     6.05%



                                     TABLE 10

                                 Risk Based Capital
                            (Dollar Amounts in Thousands)

                                           December 31,

                                        1996         1995
                                        ____         ____
Tier I Capital:
 Shareholders' equity                  $ 7,753      $ 7,270
 Less unrealized gains on
   securities available-for-sale           (60)         (94)
                                       _______      _______
Total Tier I Capital                   $ 7,693      $ 7,176

 Eligible amount of the
   allowance for loan losses               451          443
                                       _______      _______
Total Tier II Capital                  $ 8,144      $ 7,619
                                       _______      _______

Risk adjusted assets                   $36,062      $35,425
Average assets                         $69,007      $65,914

Risk-based capital ratios:
 Tier I                                  21.33%       20.26%
 Tier II                                 22.58%       21.51%

Tier I leverage ratio                    11.15%       10.71%




                                      TABLE 11

                                    STOCK PRICES

                                    1996                         1995
                              ___________________          __________________
                              High          Low            High         Low
                              ____          ____           ____         ____
First Quarter                 $16.00        $15.50         $15.68       $14.72
Second Quarter                 16.00         15.50          15.68        14.72
Third Quarter                  17.00         16.00          15.68        14.72
Fourth Quarter                 17.00         16.00          15.68        14.72


                                 DIVIDEND DECLARED AND PAID

                                     1996                         1995
                              ___________________          __________________
                              Declared      Paid           Declared     Paid
                              ________      ____           ________     ____
First Quarter                 $ 0.00        $ 0.00         $ 0.00       $ 0.00
Second Quarter                  0.15          0.15           0.13         0.13
Third Quarter                   0.00          0.00           0.00         0.00
Fourth Quarter                  0.30          0.30           0.24         0.24


  The second quarter of 1995 has been restated to reflect a five percent stock dividend declared  March 20, 1995 payable
June 15, 1995.  The weighted average number of shares outstanding was 469,947 in 1996 and 452,028 in 1995 as restated.



                                                        TABLE 12

                                          Average Balances and Interest Rates
                                          On a Fully Taxable-Equivalent Basis
                                             (Dollar Amounts in Thousands)

                                             1996                         1995                         1994
                                             ____                         ____                         ____
                                  Balance    Int.     Yield     Balance    Int.     Yield     Balance    Int.     Yield
                                  _______    ____     _____     _______    ____     _____     _______    ____     _____
ASSETS
Interest earning assets:
 Loans, net of unearned income    $39,556    $ 3,773   9.54%    $37,544     $ 3,505  9.34%    $36,225    $ 3,171   8.75%
Investment securities:
 Taxable debt securities           19,734      1,189   6.03%     20,441       1,187  5.81%     23,866      1,302   5.46%
 Tax-free debt securities           1,223         86   7.03%      1,189          84  7.06%      1,196         84   7.02%
 Equity securities                    146          9   6.16%        146           8  5.48%        146          8   5.48%
 Federal funds sold                 3,678        193   5.25%      3,417         192  5.62%      3,178        129   4.06%
                                  _______    _______   ____     _______     _______  ____     _______    _______   ____
Total Interest-Earning Assets     $64,337    $ 5,250   8.16%    $62,737     $ 4,976  7.93%    $64,611    $ 4,694   7.27%

Non-interest-earning assets:
 Cash and due from banks            2,103                         1,840                         2,011
 Bank premises and equipment,
     net                              917                           967                         1,058
 Other assets                         892                           842                           862
 Less allowance for loan losses      (503)                         (472)                         (462)
 Investment valuation
                                  _______                       _______                       _______
 Total Assets                     $67,746                       $65,914                       $68,080

LIABILITIES AND SHAREHOLDERS'
  EQUITY
Interest-bearing liabilities:
 Savings/NOW accounts/
     MMDA                          25,668        708   2.76%     27,839        756  2.72%      31,085        862   2.77%
 Time deposits                     27,735      1,466   5.29%     25,697      1,282  4.99%      25,044      1,030   4.11%
                                  _______    _______   ____     _______    _______  ____      _______    _______   ____
 Total Interest-Bearing
     Liabilities                  $53,403    $ 2,174   4.07%    $53,536    $ 2,038  3.81%     $56,129    $ 1,892   3.37%

Non-interest-bearing
  liabilities:
 Demand deposits                    6,474                         5,089                         5,245
 Other                                263                           227                           188
Shareholders' equity                7,606                         7,062                         6,518
                                  _______                       _______                       _______
 Total Liabilities and
     Shareholders' Equity         $67,746                       $65,914                       $68,080
                                  _______                       _______                       _______

 Net interest earnings                       $ 3,076                       $ 2,938                       $ 2,802
                                             _______                       _______                       _______
 Net yield on interest
     earning assets <F1>                               4.78%                        4.68%                          4.34%
                                                       ____                         ____                           ____

<F1>
(1) Net yield is calculated by dividing net interest earnings by total interest-earning assets.
The table above includes non-performing loans in average amounts outstanding.


                                                TABLE 13

                              Net Interest Income (Taxable-Equivalent Basis)
                                       (Dollar Amounts in Thousands)

                                                     Year Ended December 31,

                                        1996       1995       1994       1993       1992
                                        ____       ____       ____       ____       ____
Interest income per summary of
 operation                              $ 5,211    $ 4,955    $ 4,673    $ 4,862    $ 5,204
Adjustment to fully taxable basis            39         21         21         21         12
                                        _______    _______    _______    _______    _______
Adjusted interest income                  5,250      4,976      4,694      4,883      5,216
Interest expense                          2,174      2,038      1,892      2,142      2,628
                                        _______    _______    _______    _______    _______
Net interest income adjusted to a
 fully taxable-equivalent basis <F1>    $ 3,076    $ 2,938    $ 2,802    $ 2,741    $ 2,588
                                        _______    _______    _______    _______    _______

<F1>
*The adjustment to fully taxable basis for income on tax-exempt obligations has been computed assuming a federal tax rate of 34% for the years 1992 through 1996.


                                          TABLE 14

                 Rate/Volume Analysis of Changes in Interest Income and
                  Interest Expense on a Fully Taxable-Equivalent Basis
                                (Dollar Amounts in Thousands)

                              1996 Compared to 1995         1995 Compared to 1994
                             ________________________      ________________________
                             Volume     Rate     Net       Volume     Rate     Net
                             ______     ____     ____      ______     ____     ____
Income earned on:
  Loans                       $ 188      $  80    $ 268     $ 115      $ 219    $ 334
  Investment securities:
    Taxable                     (41)        44        3      (187)        72     (115)
    Tax-exempt                    2          0        2         0          0        0
  Federal funds sold             15        (14)       1        10         53       63
                              _____      _____    _____     _____      _____    _____
   Total Interest-Earning
     Assets                     164        110      274       (62)       344       28

Interest paid on:
  Savings and NOW accounts      (59)        11       (4)      (90)       (16)    (106)
  Time deposits                 102         82      184        27        225      252
                              _____      _____    _____     _____      _____    _____

  Total Interest-Bearing
    Liabilities                  43         93      136       (63)       209      146
                              _____      _____    _____     _____      _____    _____

  Changes in Net Interest
    Income                    $ 121      $  17    $ 138     $   1      $ 135    $ 136
                              _____      _____    _____     _____      _____    _____

The analysis of year-to-year changes in net interest income is segregated into amounts attributable to both volume and rate variances.  In calculating the variances, the changes are first segregated into (1) changes in volume (change in volume times old rate), (2) changes in rate (change in rate times new volume) and (3)
changes in rate/volume (change in rate times the change in volume).  The latter change in rate/volume has been allocated 100% to the change in rate variances.


                                      TABLE 15

                           Sources of Per Share Earnings

The major sources of per share earnings increases and decreases are shown below:


Changes in:                        1996/1995         1995/1994
                                   _________         _________
Net interest income                 $ 0.26            $ 0.28
Provision for loan losses             0.10             (0.09)
Investment security gains             0.08             (0.15)
Other income                          0.08              0.01
Salaries and benefits                (0.14)            (0.04)
Occupancy and equipment              (0.02)             0.02
Other expense                         0.08              0.07
Applicable income tax                (0.13)            (0.04)
                                    ______            ______
Net Income                          $ 0.31            $ 0.06
                                    ______            ______

Changes in year 1995/1994 have been restated to reflect a five percent dividend declared in March 1995..


                                        TABLE 16

                            Other Income and Other Expenses
A summary of items included in other income and other expenses is listed below:

                                           (Dollar Amounts in Thousands)

Other Income:                                1996      1995      1994
                                             ____      ____      ____
 Service charges on deposit accounts         $  221    $  224    $  213
 Net gains on investment securities               0       (38)       34
 Other income                                    95        53        60
                                             ______    ______    ______
   Total Other Income                        $  316    $  239    $  307
                                             ______    ______    ______

Other Expenses:                              1996      1995      1994
                                             ____      ____      ____
 Salaries and employee benefits              $1,079    $1,011    $  991
 Net occupancy and equipment                    284       274       282
 Bank and ATM charges                            77        69        76
 Data processing                                 88        81        77
 Exam and accounting fees                        97        92        85
 Federal deposit insurance                        2        70       138
 State and other taxes                          109       102        97
 Postage and courier                             58        57        56
 Supplies                                        88        75        81
 Other expense                                  315       324       292
                                             ______    ______    ______
   Total Other Expense                       $2,197    $2,155    $2,175
                                             ______    ______    ______



                                            TABLE 17

                           Interest-Sensitive Assets and Liabilities
                                 (Dollar Amounts in Thousands)

                                               December 31, 1996

                                              Over Three
                                   Within     Through    Over     Over
                                   Three      Twelve     One      Five
                                   Months     Months     Year     Years    Total
                                   ______     ______     ____     _____    _____
Interest-Earning Assets
 Loans                             $ 9,636    $13,598    $11,787  $ 6,450  $41,471
 Investment securities (at cost)     3,002      3,103     13,556      950   20,611
 Federal funds sold                  2,254        -            0      -      2,254
                                   _______    _______    _______  _______  _______
Total Interest-Earning Assets      $14,892    $16,701    $25,343  $ 7,400  $64,336
                                   _______    _______    _______  _______  _______
Interest-Bearing Liabilities
 Interest-bearing demand deposits  $ 9,303    $     0    $     0  $     0  $ 9,303
 Savings deposits                   15,225          0          0        0   15,225
 Time deposits                       6,352     11,135     11,423        0   28,910
                                   _______    _______    _______  _______  _______
Total Interest-Bearing Liabilities $30,880    $11,135    $11,423  $     0  $53,438
                                   _______    _______    _______  _______  _______

 Interest Sensitivity Gap          (15,986)     5,587     13,985    7,403
 Cumulative Interest
   Sensitivity Gap                 (15,986)   (10,399)     3,586   10,989
 Cumulative Gap Ratio                48.23      75.25     106.71   120.56